LIONBRIDGE INTERNATIONAL

HSBC BANK USA, NATIONAL ASSOCIATION

CHARGE ON SHARES

William Fry
Solicitors
Fitzwilton House
Wilton Place
Dublin 2
www.williamfry.ie

© William Fry 2007

018718.0003.KPR

THIS CHARGE ON SHARES is made on January 22, 2007

BETWEEN:

LIONBRIDGE INTERNATIONAL
a company incorporated and existing
under the laws of Ireland
having its address
at 3 West Pier Business Campus
Dun Laoghaire, Co. Dublin
(hereinafter called the “Chargor”)

- and -

HSBC BANK USA, NATIONAL ASSOCIATION
a national banking association of the USA
(hereinafter called the “Administrative Agent”)
as security agent for the Lenders

WHEREAS:

A.	It has been agreed between the Chargor and the Administrative Agent (as security agent for the Lenders) and it is hereby intended that these presents, inter alia, shall secure all monies, obligations and liabilities that the Chargor covenants to pay in Clause 2.1 of this Charge.

B.	The Administrative Agent has agreed to enter into this Charge as security agent for the Lenders.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	In this Charge the following expressions shall, unless the context otherwise requires, have the following meanings:

“Act”, the Conveyancing and Law of Property Act, 1881, as amended by the Conveyancing Acts 1882 and 1911;

“Charged Property”, the Shares, the proceeds of any sale of any of the Shares and all stock, share warrants, securities, rights, monies or property (including the dividends, interest or income thereon or therefrom) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, option or otherwise to or in respect of or derived from all or any of the Shares or any derivatives of them (the “Derivative Rights”) and the proceeds of any sale of any of the Derivative Rights;

“Company”, Lionbridge International Finance Limited having company number 424210 and having its registered office at AIB International Centre, IFSC, Dublin 1, Ireland;

“Credit Agreement”, the credit agreement dated 21 December 2006 (as amended, restated, supplemented or otherwise modified) by and among Lionbridge Technologies, Inc. (the “US Borrower”), the US Guarantors (as therein defined), the Lenders (as therein defined) and HSBC Bank USA, National Association (as Administrative Agent);

“Event of Default”, has the meaning given to that term in the Credit Agreement;

“Joinder Agreement,” the Amendment and Joinder Agreement dated on or about the date hereof by and among Lionbridge International Finance Limited, as the Foreign Borrower, Lionbridge International and Lionbridge Luxembourg S.à.r.l.” as Foreign Guarantors, Lionbridge Technologies, Inc. and HSBC Bank, USA, National Association, in its capacity as administrative agent under the Credit Agreement.

“Receiver”, a receiver and manager or a receiver, in each case, appointed under this Charge;

“Secured Obligations”, all Foreign Credit Party Obligations of the Chargor;

“Shares”, the shares in the capital of the Company details of which are specified in the First Schedule which are registered in the name of the Chargor and all and any shares in the share capital of the Company that, after the date hereof, may become beneficially owned by the Chargor and registered in the name of the Chargor and/or its nominees or trustees; and

“this Charge”, this charge over shares.

1.2	Words and expressions defined in the Credit Agreement shall, unless the context otherwise requires, have the same meanings when used in this Charge.

1.3	Except to the extent that the context requires otherwise any reference in this Charge to:

1.3.1	this Charge or any other agreement or document shall be construed as a reference to this Charge or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

1.3.2	any statutes shall include any order made or regulation issued thereunder, any statutory modification or re-enactment thereof from time to time in force, and unless otherwise stated any reference to a statute shall be a reference to a statute of Ireland;

1.3.3 1.3.4 1.3.5	a time of day shall be construed as a reference to Dublin time.
the parties intend that this document shall take effect as a Deed; and
words importing the plural shall include the singular and vice versa.

1.3.6	a reference to “it” or “its” shall be construed as include a reference to “he” or “his” as appropriate.

1.4	Clause, Part and Schedule headings are for ease of reference only.

2.	The Secured Obligations

2.1	For good and valuable consideration (receipt of which is hereby acknowledged) the Chargor hereby unconditionally covenants to pay or discharge all of the Secured Obligations forthwith on demand being made on it by the Administrative Agent when the Secured Obligations are due for payment or discharge in accordance with the Credit Agreement.

2.2	A certificate signed by a duly authorised officer of the Administrative Agent setting forth the amount of any sum due hereunder shall, in the absence of manifest error, be prima facie evidence against the Chargor of the amount due.

3.	Charge

3.1	The Chargor as legal and beneficial owner as continuing security for the payment and discharge of the Secured Obligations and subject to the proviso for redemption contained in Clause 22 hereby charge in favour of the Administrative Agent, all of the Charged Property.

3.2	As continuing security for the due payment and discharge of the Secured Obligations, the Administrative Agent shall have a lien on the certificates relating to the Shares together with such further certificates which may from time to time be issued to the Chargor in respect of any conversion, bonus, redemption, option or otherwise relating to the Shares.

4.	Dividends and Interest

All dividends, interest and other monies paid in respect of or forming part of the Charged Property (whether of the nature of capital or income) shall be paid to the Chargor unless and until there is an Event of Default that is continuing, when the Administrative Agent may direct the Chargor to procure that such amounts are paid to the Administrative Agent for application in or towards the reduction or discharge of the Secured Obligations or any of them.

5.	Further Assurance

The Chargor undertakes forthwith upon notice to that effect by the Administrative Agent, at any time when there is an Event of Default that is continuing, to execute and sign in favour of the Administrative Agent or its nominees and to deliver to the Administrative Agent all such transfers (or, if the Administrative Agent shall so require, partially completed instruments of transfer with the name of the transferee, date and consideration left blank) and assignments in respect of the Charged Property, and make all such payments, as the Administrative Agent may specify in such notice for the sole purpose of vesting the same in the Administrative Agent or its nominees or any purchaser absolutely.

6.	Covenants

6.1	The Chargor hereby covenants with the Administrative Agent that during the continuance of this security it will at all times deposit with the Administrative Agent and permit the Administrative Agent during the continuance of this security to hold and retain on its behalf:

6.1.1	all stock and share certificates and documents of title relating to the Shares; and

6.1.2	stock transfer forms in respect of the Shares duly executed in the manner required by the Administrative Agent together with letters of authority in respect of such stock transfer forms in the form set out in the Second Schedule.

6.2	The Chargor hereby further covenants with the Administrative Agent that during the continuance of this security:

6.2.1	it will duly and promptly pay all calls, instalments or other payments which from time to time become due in respect of any part of the Charged Property and, if it defaults in doing so, the Administrative Agent may, if it thinks fit, make any such payments on its behalf in which event any sums so paid shall be reimbursed on demand by it to the Administrative Agent; and

6.2.2	in so far as it is within its power to procure, it will duly register or procure that the directors of the Company duly register all transfers of the Shares from time to time lodged with them by or on behalf of the Administrative Agent and issue in accordance with this Charge, and deliver to the Administrative Agent, a new certificate or certificates for the Shares in the name of the Administrative Agent or its nominee as soon as possible following receipt of such transfers.

6.3	The Chargor hereby further covenants and agrees with the Administrative Agent that:

6.3.1	it shall at all times remain the beneficial owner of the Charged Property free from Liens other than Permitted Liens;

6.3.2	it shall ensure that all of the Charged Property is and at all times remains free from any restriction which is likely to affect the exercise by the Administrative Agent of its rights and entitlements hereunder;

6.3.3	it shall notify the Administrative Agent of the occurrence of any event which may result in the redemption of all or any of the Shares or of any date on which redemption of all or any of the Shares is scheduled to occur; and

6.3.4	it shall ensure that any Shares which are not registered in the name of the Chargor or the Administrative Agent (or its nominee) are at all times registered in the names of persons who have executed declarations of trust in favour of the Chargor and the Administrative Agent.

7.	Negative Pledge

The Chargor hereby covenants that it will not, without the prior written consent of the Administrative Agent or except as permitted under the Credit Agreement:

7.1	create or permit to subsist any Lien on or over the Charged Property or any part thereof or any interest therein except for Permitted Liens;

7.2	sell, transfer or otherwise dispose of the Charged Property or any part thereof or interest therein or attempt or agree so to do;

7.3	suffer or permit the Company to cancel, increase, create or issue or agree to issue or put under option or agree to put under option any share capital or obligation now or hereafter convertible into shares of or in the Company of any class to the extent that doing so results in a reduction of the percentage issued and outstanding share capital of the Company over which the Administrative Agent has security;

7.4	suffer or permit the Company to make any alteration to, grant any rights in relation to or otherwise re-organise or purchase or reduce the share capital of the Company in any way if that materially affects adversely the Charged Property provided that this Subclause 7.4 shall not restrict the declaration or payment of dividends by the Company;

7.5	convene any meeting with a view to, or pass or suffer or permit the board of directors of the Company or the members of the Company to pass any resolution whether at an annual general meeting or an extraordinary general meeting or in writing effecting any alteration of any of the provisions of the Memorandum or Articles of Association of the Company in a manner materially prejudicial to the interests of the Administrative Agent or the Lenders;

7.6	suffer or permit the Company to permit any person other than the Chargor to be registered as holders of the Shares or any part thereof;

7.7	redeem the Shares or apply for redemption of the Shares;

7.8	suffer or permit or consent to any alteration to the terms upon which the Shares are held;

7.9	do, or cause or permit to be done, anything which may in any way jeopardise the security hereby created.

8.	When Security becomes Enforceable

8.1	This Charge shall become immediately enforceable and the power of sale and the other powers conferred by the Conveyancing Acts 1881 to 1911, as varied or amended by this Charge, shall be exercisable upon and at any time after the occurrence of an Event of Default but only for so long as the Event of Default is continuing.

8.2	At a time when an Event of Default has occurred that is continuing, the Administrative Agent may in its absolute discretion enforce all or any part of this Charge in any reasonable manner including:

8.2.1	exercising all voting and/or consensual powers pertaining to the Charged Property or any part thereof;

8.2.2	registering the Charged Property in the name of the Administrative Agent or the name of its nominee or selling the Charged Property or any part thereof at such place, in such manner and at such price or prices as may reasonably be expected to realise the market value of the Charged Property and upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to each purchaser thereof the Charged Property so sold. The power to sell or dispose of the Charged Property under this Charge shall operate as a variation and extension of the statutory power of sale under Section 19 of the Act.

8.3	Section 20 of the Act (regulation of the power of sale) shall not apply in relation to the security created by this Charge and the statutory power of sale contained in the Act (as extended by this Charge) and any other power whether implied by statute or otherwise shall be exercisable immediately upon the security hereby created becoming enforceable by the Administrative Agent. Section 17 of the Act (restriction on consolidation of mortgages) shall not apply to the Charged Property or to any security given to the Administrative Agent pursuant to this Charge.

8.4	The Administrative Agent shall apply the proceeds of such sale or other disposal in paying the costs of such sale or other disposal and (subject to the rights or claims of any person entitled in priority to the Administrative Agent) in or towards the discharge of the Secured Obligations, the balance (if any) to be paid to the Chargor or other persons entitled to that balance.

8.5	The Administrative Agent shall not, in any circumstances, be liable to the Chargor for any loss or damage arising from any realisation by the Administrative Agent of the Charged Property or for any loss or damage otherwise arising unless such loss or damage shall be caused by the Administrative Agent’s fraud, gross negligence or wilful default.

9.	Receiver

9.1	The Administrative Agent may, upon and at any time after the occurrence of an Event of Default but only for so long as the Event of Default if continuing (whether or not the Administrative Agent has entered into or taken possession of the Charged Property) or if the Administrative Agent is requested by a resolution of the board of directors of the Chargor appoint, by writing under the hand of any manager of the Administrative Agent, any person or persons (including an official of the Administrative Agent) to be a Receiver of the Charged Property or any part or parts thereof (and, in the case of the latter, the powers herein conferred on a Receiver shall have the effect as though every reference to the Charged Property were a reference to the relevant part or parts of such assets) upon such terms as to remuneration and otherwise as the Administrative Agent may, from time to time, reasonably think fit (and the restrictions in section 24(6) of the Act shall not apply) and the Administrative Agent may similarly remove any Receiver and appoint another in his stead, and any Receiver so appointed shall be the agent of the Chargor for all purposes and any such Receiver shall have the power, either in his own name or in the name of the Chargor (in the case of joint Receivers such powers being exercised jointly or severally):

9.1.1	to collect and get in the Charged Property or any part thereof;

9.1.2	for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Charge and/or defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose, to make advances or to raise or borrow money either unsecured or secured on the Charged Property or any part thereof in priority to, pari passu with, or subsequent to, the security hereby constituted or otherwise and at such rate or rates of interest and generally on such terms and conditions as the Receiver may think fit;

9.1.3	to sell or exchange, or concur in selling, or exchanging, the Charged Property or any part thereof and to grant, or concur in granting or enter into options and rights of user for any term and, without limitation, he may do any of the aforementioned things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration, and any such consideration may be payable in a lump sum or by instalments spread over such period as he may think fit, and to carry into effect and complete any such transaction by executing any deeds or documents as may be necessary or appropriate in the name of, or on behalf of the Chargor;

9.1.4	to sell, exchange, convert into money and realise any Charged Property by public auction or private contract and generally in any manner and on any terms which he thinks fit. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit;

9.1.5	to redeem any prior encumbrance on the Charged Property and to settle and prove the accounts of the encumbrancer, and accounts so settled and proved shall be conclusive and binding on the Chargor and the money so paid shall be a receivership expense;

9.1.6	to exercise, or permit the Chargor or any nominees of the Chargor to exercise, any powers or rights incidental to the ownership of the Charged Property or any part thereof in such manner as he may think fit and in particular any voting rights conferred by the same and any rights of enforcing the same by foreclosure, sale or otherwise;

9.1.7	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands which relate in any way to the Charged Property or any part thereof;

9.1.8	to bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Charged Property or any part thereof as may seem to him to be expedient;

9.1.9	to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Charged Property; and

9.1.10	to do all such other acts and things as he may consider necessary or desirable for the realisation of the Charged Property or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of these presents, and to exercise and do, in relation to the Charged Property or any part thereof, all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same.

9.2	The Administrative Agent shall not incur any liability in respect of any contracts, engagements, acts, omissions, defaults or losses of the Receiver or for liabilities incurred by him or for any misconduct by him or for his remuneration (either to the Chargor or to any other person whatsoever) by reason of its making his appointment as such Receiver or of its having made or given any regulation or direction to such Receiver or for any other reason whatsoever except in the case of fraud, gross negligence or wilful misconduct.

9.3	The Administrative Agent may, from time to time, fix the remuneration of any Receiver and direct payment of such remuneration out of monies accruing to him in the exercise of his powers as such Receiver but the Chargor alone shall be liable for the payment of such remuneration.

9.4	No person (including a purchaser) dealing with the Administrative Agent or a Receiver or its or his agents will be concerned to enquire:

9.4.1	whether the Secured Obligations have become payable;

9.4.2	whether any power which the Administrative Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

9.4.3	whether any money remains due under the Credit Agreement; or

9.4.4	how any money paid to the Administrative Agent or to that Receiver is to be applied.

10.	Rights Attaching to the Charged Property

10.1	Unless an Event of Default has occurred that is continuing, the Chargor shall be entitled to exercise all voting and other rights and powers attaching to the shares charged by it under this Charge provided that it will not exercise any such voting rights or powers, in a manner which would or might materially prejudice the security created by this Charge.

10.2	Upon the occurrence of an Event of Default and for so long as it is continuing, the Administrative Agent and its nominees may at their discretion exercise all voting rights attached to any stocks, shares or other securities which form part of the Charged Property registered in the name of the Administrative Agent or any nominee for the Administrative Agent as if it was the sole legal and beneficial owner and, in the case of any Charged Property registered in the name of a Chargor or any nominee for the Chargor, the Chargor will exercise any such voting rights as directed by the Administrative Agent.

11.	Power of Attorney

The Chargor hereby irrevocably appoints by way of security, the Administrative Agent and every Receiver of the Charged Property to be its attorney and in its name and on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, mortgages and things as may be, or as the Administrative Agent or such Receiver may consider to be, requisite for carrying out any obligation imposed on it under Clause 6 above, or for enabling the Administrative Agent or such Receiver to exercise its power of sale or other disposal referred to in Clause 9 above or for carrying any such sale or other disposal made under such power into effect by executing instruments of transfer (or completing partially-completed instruments of transfer executed by it) and submitting all or any of the transfers together with any stock or share certificates in respect thereof in the name of the Administrative Agent or any of its nominees, or exercising (but subject as therein provided with respect to voting) any of the rights and powers referred to in Clause 10.2 above, including without limitation the appointment of any person as its proxy on the basis that any attorney so appointed shall only exercise the powers conferred by this Clause when an Event of Default has occurred that is continuing. The Chargor hereby undertakes to ratify and confirm all things done and documents executed by the Administrative Agent or such Receiver in the exercise of the power of attorney conferred by this Clause.

12.	Continuing Security

It is agreed that the security created by this Charge and the obligations and liabilities of the Chargor and rights, remedies and powers of the Administrative Agent hereunder:

12.1	shall be held by the Administrative Agent as a continuing security for the payment and discharge of the Secured Obligations (other than contingent indemnity obligations that survive the termination of the Credit Documents pursuant to the stated terms thereof and any continuing obligations under any Secured Hedging Agreement, pooling agreement or cash management agreement) and all monies and obligations covenanted to be paid or performed pursuant to this Charge or otherwise secured by this Charge (other than contingent indemnity obligations that survive the termination of the Credit Documents pursuant to the stated terms thereof and any continuing obligations under any Secured Hedging Agreement, pooling agreement or cash management agreement) and the performance and observance of and compliance with all of the covenants, terms and conditions (express or implied) contained in this Charge and shall remain in full force and effect until the Secured Obligations and all monies and obligations covenanted to be paid or performed in this Charge or otherwise secured by this Charge (other than contingent indemnity obligations that survive the termination of the Credit Documents pursuant to the stated terms thereof and any continuing obligations under any Secured Hedging Agreement, pooling agreement or cash management agreement) have been paid, discharged and satisfied in full and all Commitments have been terminated;

12.2	shall be in addition to and not in substitution for or limitation of and shall neither be prejudiced nor affected by, nor shall it prejudice or affect, any other security held by the Administrative Agent or by any deposit of documents, guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Administrative Agent or any right, remedy or power of the Administrative Agent hereunder and so that all rights, remedies and powers of the Administrative Agent hereunder and thereunder may be exercised from time to time and as often as the Administrative Agent may deem expedient;

12.3	may be enforced by the Administrative Agent without prior recourse to any such security or guarantee held by it and the Chargor waives all rights it may have of first requiring the Administrative Agent to enforce any such security or guarantee or to proceed against or claim payment from any other person;

12.4	shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations or the monies and obligations covenanted to be paid or performed in this Charge or otherwise secured by this Charge or by any settlement of accounts between any other person who may be liable to the Administrative Agent in respect of the Secured Obligations or the monies and obligations covenanted to be paid or performed in this Charge or otherwise secured by this Charge or any part thereof;

12.5	shall not in any way be prejudiced or affected by any time, indulgence or relief being given by the Administrative Agent to any other person, by any amendment or supplement to any document, by the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right, remedy or security against any other person or by anything done or omitted which but for this provision might operate to exonerate the Chargor; and

12.6	shall not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of, any of the Company, the Chargor, the Administrative Agent or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person, whether or not known to the Administrative Agent.

13.	Remedies, Time or Indulgence

13.1	The rights, powers and remedies provided by this Charge are cumulative and are not, nor are they to be construed as, exclusive of any right of set-off or other rights, powers and remedies provided by law.

13.2	No failure on the part of the Administrative Agent to exercise, or delay on its part in exercising, any of the rights, powers and remedies provided by this Charge or by law (collectively “the Administrative Agent’s Rights”) shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Administrative Agent’s Rights preclude any further or other exercise of that one of the Administrative Agent’s Rights concerned or the exercise of any other of the Administrative Agent’s Rights.

13.3	The Administrative Agent may in its discretion grant time or other indulgence or make any other arrangement, variation or release with any person(s) not party/ies hereto (irrespective of whether such person(s) is/are jointly liable with the Chargor) in respect of the Secured Obligations or in any way affecting or concerning them or any of them or in respect of any security for the Secured Obligations or any of them, without in any such case prejudicing, affecting or impairing the security hereby constituted, or any of the Administrative Agent’s Rights or the exercise of me same, or any indebtedness or other liability of the Chargor to the Administrative Agent.

14.	Accounts

14.1	If the Administrative Agent shall at any time receive notice of any subsequent mortgage, assignment, charge or other interest (in the nature of a charge) affecting the whole or any part of the Charged Property, the Administrative Agent may open a new account or accounts for the Chargor in its books. If the Administrative Agent does not do so, then (unless the Administrative Agent gives express written notice to the contrary to the Chargor) as from the time of receipt of such notice by the Administrative Agent, all payments made by the Chargor to the Administrative Agent shall in the absence of any express appropriation by the Administrative Agent to the contrary be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations at the time when the Administrative Agent received the notice.

14.2	All monies received, recovered or realised by the Administrative Agent under this Charge following the occurrence of an Event of Default that is continuing (including the proceeds of any conversion of currency) may in the discretion of the Administrative Agent be credited to any suspense or impersonal account and may be held in such account for so long as the Administrative Agent shall think fit with interest accruing thereon at such rate as is made available by the Administrative Agent generally to customers placing deposits with it) pending its application from time to time (as the Administrative Agent shall be entitled to do in its discretion) in or towards the discharge of any of the Secured Obligations.

14.3	In case the Administrative Agent shall have more than one account for the Chargor in its books the Administrative Agent may at any time when an Event of Default has occurred that is continuing or after the Administrative Agent shall have received notice of any subsequent charge or other interest affecting all or any part of the Charged Property, and without prior notice in that behalf, forthwith transfer all or any part of any balance standing to the credit of any such account to any other such account which may be in debit.

15.	Currency

15.1	For the purpose of or pending the discharge of any of the Secured Obligations the Administrative Agent may convert any monies received, recovered or realised or subject to application by the Administrative Agent under this Charge (including the proceeds of any previous conversion under this Clause) from its existing currency or denomination into such other currency of denomination as the Administrative Agent may think fit, and any such conversion shall be effected at the Administrative Agent’s then prevailing spot selling rate of exchange for such other currency against the existing currency.

15.2	Reference herein to any currency extends to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

15.3	If any sum due from the Chargor under this Charge or any order or judgement given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgement into another currency (the “second currency”) for the purpose of:

15.3.1 15.3.2 15.3.3 15.3.4	making or filing a claim or proof against the Chargor; or
obtaining an order or judgement in any court or other tribunal; or
enforcing any such order or judgement; or
applying the same in satisfaction of any of the Secured Obligations,

the Chargor agrees to indemnify and hold harmless the Administrative Agent from and against any loss suffered as a result of any discrepancy between:

(a)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(b)	the rate or rates of exchange at which the Administrative Agent is able to purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof or for application in satisfaction of the Secured Obligations.

15.4	The rate or rates of exchange referred to in Clause 15.3 shall be determined by the Administrative Agent in accordance with applicable market practice and the Administrative Agent’s certificate as to the amount of any such rate shall be conclusive, save in the case of manifest error.

16.	Liability

The Administrative Agent shall not be liable to account as mortgagee in possession in respect of all or any of the Charged Property nor shall it be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor of any such matter or for any loss of any nature whatsoever in connection with the Charged Property.

17.	Conflict

To the extent there is any conflict between the terms of Clause 15 and Clause 16 hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

18.	Law and Jurisdiction

18.1	This Charge shall be governed by and construed in accordance with the laws of Ireland.

18.2	The Chargor irrevocably agrees for the benefit of the Administrative Agent that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Charge, and for such purposes, irrevocably submits to the jurisdiction of such courts.

19.	Provisions Severable

Each of the provisions contained in this Charge shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, the legality and enforceability of each of the remaining provisions of this Charge shall not in any way be affected, prejudiced or impaired thereby.

20.	Protection of Purchasers

No purchaser or other person dealing with the Administrative Agent or any Receiver appointed by the Administrative Agent under its statutory power shall be bound to see or inquire whether the right of the Administrative Agent or such Receiver to exercise any of its or his powers has arisen or has become exercisable or be concerned with notice to the contrary.

21.	Notices

Any notices or demand hereunder shall, without prejudice to any other effective mode of transmitting the same, be deemed to have been sufficiently given if delivered in accordance with the terms of Section 9.2 of the Credit Agreement to the address last known to the Administrative Agent stated hereon.

22.	Redemption of Security

22.1	Subject to the Chargor having no liability (whether actual or contingent) to the Administrative Agent hereunder and subject to the Administrative Agent not being under any actual or contingent obligation the observance or performance of which may give rise to a Secured Obligation (other than contingent indemnity obligations that survive the termination of the Credit Documents pursuant to the stated terms thereof and any continuing obligations under any Secured Hedging Agreement, pooling agreement or cash management agreement), the Administrative Agent shall as soon as reasonably practicable at the request and cost of the Chargor reassign, release or otherwise discharge the Charged Property.

22.2	Neither the Administrative Agent nor the Lenders shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or take any action to collect any moneys receivable by it in the exercise of any powers conferred by this Charge or to enforce any rights or benefits hereby assigned to it or to which the Administrative Agent may at any time be entitled under this Charge.

22.3	Any release, discharge or settlement between the Chargor and the Administrative Agent shall be conditional upon no security disposition or payment to the Administrative Agent by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced pursuant to any provisions or enactments relating to bankruptcy, liquidation or insolvency and the Administrative Agent shall be entitled to retain this security for such period as it shall determine after the payment, discharge or satisfaction of all moneys, obligations and liabilities hereby secured and subsequently to enforce the security created by this Charge as if such release, discharge or settlement had not occurred.

IN WITNESS whereof the parties have entered into this Agreement on the date specified above.

SCHEDULE 1

The Shares

Company in which		Description and
Shares are held	Registered Holder	Number Of Shares
Lionbridge International Finance Limited	Lionbridge International	100 Ordinary Shares of €1 each

The Shares described in this Schedule comprise all of the issued and outstanding share capital of Lionbridge International Finance Limited.

SCHEDULE 2

Letter of Authority

To: The Administrative Agent

Re: Charge on Shares dated [      ] January 2007 (the “Deed”) between Lionbridge International and HSBC BANK USA, National Association in respect of shares held by Lionbridge International in Lionbridge International Finance Limited.

Dear Sirs,

We hereby unconditionally and irrevocably authorise the Administrative Agent to date and otherwise complete the share transfer forms in respect of the Shares (as defined in the Deed) deposited by us with the Administrative Agent and its agents pursuant to the Deed at any time when an Event of Default (as defined in the Credit Agreement as defined in the Deed) has occurred that is continuing.

Yours faithfully,

LIONBRIDGE INTERNATIONAL

By:
Title:

SIGNED by /s/ Elise M. Russo First Vice President, Senior Relationship Manager for and on behalf of HSBC BANK USA, NATIONAL ASSOCIATION as Administrative Agent in the presence of:

/s/ Mary C. Neville

Mary C. Neville

GIVEN under the common seal
of LIONBRIDGE INTERNATIONAL
in the presence of: /s/ Rory J. Cowan
Signature

Rory J. Cowan

Print name

/s/ Jeffrey M. Fitzgerald

Signature

Jeffrey M. Fitzgerald

Print name

WF-696500-v2